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                                                                    EXHIBIT 99.1
Press Release

Contact:
Joe Podolski, President and CEO
podolski@zonagen.com
281-719-3447


FOR IMMEDIATE RELEASE



              ZONAGEN ANNOUNCES 2003 ANNUAL MEETING OF STOCKHOLDERS

   (The Woodlands, Texas) - November 11, 2003 - Zonagen, Inc. (Nasdaq: ZONA) today announced that it will hold its 2003 Annual Meeting of Stockholders on Monday, December 29, 2003 at 1:00 p.m. (Central Standard Time). The meeting will be held at the La Quinta Inn, 28673 I-45 North, The Woodlands, Texas. At the Annual Meeting, the Company's stockholders will vote for the election of five directors and on the Board of Directors' selection of auditors for fiscal year ended December 31, 2003.

   ABOUT ZONAGEN

   Zonagen is engaged in the development of pharmaceutical products that address diseases and conditions associated with the human reproductive system.

   THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS CONCERNING ZONAGEN'S 2003 ANNUAL MEETING. PLEASE REVIEW REPORTS FILED BY ZONAGEN, INCLUDING THE FORTHCOMING PROXY STATEMENT AND RELATED DOCUMENTS WHICH WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, FOR ADDITIONAL INFORMATION CONCERNING FACTORS THAT COULD AFFECT ZONAGEN'S BUSINESS.